Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

DZS INC.

(Exact name of registrant as specified in its charter)

Delaware	22-3509099
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

5700 Tennyson Parkway, Suite 400

Plano, TX 75024

(469) 327-1531

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Justin Ferguson

5700 Tennyson Parkway, Suite 400

Plano, TX 75024

(469) 327-1531

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Don J. McDermett, Jr.

M. Preston Bernhisel

2001 Ross Avenue, Suite 900

Dallas, Texas 75201

(214) 953-6500

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The registrant has an existing “shelf” registration statement, File No. 333-230476, that was declared effective on April 11, 2019 and which expires on April 11, 2022 pursuant to Rule 415(a)(5) under the Securities Act. The registrant has included in this registration statement $39,599,991 of common stock of the registrant (the “Unsold Primary Shares”) registered pursuant to such existing registration statement.  Pursuant to Rule 415(a)(6) under the Securities Act, $4,799.52 of filing fees previously paid in connection with the Unsold Primary Shares will continue to be applied to the Unsold Primary Shares.   In accordance with Rule 415(a)(5) and Rule 415(a)(6), the registrant may continue to offer and sell the Unsold Primary Shares during the grace period afforded by Rule 415(a)(5). If the registrant sells any Unsold Primary Shares during the grace period, the registrant will identify in a pre-effective amendment to this registration statement the new amount of Unsold Primary Shares to be carried forward to this registration statement in reliance upon Rule 415(a)(6).

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED FEBRUARY 10, 2022

PROSPECTUS

DZS Inc.

$150,000,000

Common Stock

10,093,015 Shares of Common Stock

Offered by the Selling Stockholder

We may offer and sell from time to time, in one or more issuances and on terms that we will determine at the time of the offering, shares of our common stock, up to an aggregate amount of $150,000,000. In addition, the selling stockholder may from time to time offer and sell up to 10,093,015 shares of our common stock. We will not receive any of the proceeds from the sale of our common stock by the selling stockholder.

This prospectus provides a general description of the securities we or the selling stockholder may offer. We will provide the specific terms of any offering in one or more supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. Any prospectus supplement and any related free writing prospectus may add, update or change information contained in this prospectus. You should read carefully this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as the documents incorporated or deemed to be incorporated by reference, before you make an investment decision. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement which will describe the method and terms of the related offering.

We or the selling stockholder may sell the securities to or through one or more underwriters, to other purchasers, through dealers or agents, or through a combination of these methods on an immediate, continuous or delayed basis. The names of any underwriters, dealers or agents involved in the sale of our common stock will be stated in the applicable prospectus supplement.

Our common stock is listed on the Nasdaq Capital Market under the symbol “DZSI.” On February 9, 2022, the last reported sale price for our common stock was $14.94 per share.

Investing in our common stock involves a high degree of risk. Before buying our common stock, you should carefully consider the risk factors described under “Risk Factors” beginning on page 2 of this prospectus.

You should rely only on the information contained in this prospectus, any prospectus supplement, any related free writing prospectus or amendment hereto. We have not authorized anyone to provide you with different information.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is              , 2022.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”). Under this shelf registration process, we or the selling stockholder may, at any time and from time to time, sell the shares of common stock as described in this prospectus.

This prospectus provides you with a general description of the securities we or the selling stockholder may offer. Each time we sell, or the selling stockholder sells, securities, we will provide you with a prospectus supplement that will contain specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus may also add to, update or change information contained in this prospectus or in any documents that we have incorporated by reference herein. Accordingly, to the extent inconsistent, the information in this prospectus is superseded by the information in the prospectus supplement or any related free writing prospectus.

The prospectus supplement to be attached to the front of this prospectus may describe, as applicable, the terms of our common stock, the public offering price, the price paid for our common stock, the net proceeds and the other specific terms related to the offering of our common stock.

You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement or free writing prospectus relating to a particular offering. We have not authorized anyone to provide you with any other information. If you receive any other information, you should not rely on it. This prospectus and any related prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and any related prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. No offer to sell our common stock contained in this prospectus, any prospectus supplement or any document incorporated by reference in this prospectus or any prospectus supplement, is accurate as of any date other than the date on the front cover of this prospectus or on the front cover of the applicable prospectus supplement or documents or as specifically indicated in the document. Our business, financial condition, results of operations and prospects may have changed since that date.

You should read both this prospectus and any prospectus supplement together with the additional information described under the caption “Where You Can Find Additional Information” in this prospectus.

SUMMARY

This summary highlights selected information from this prospectus and the documents incorporated herein by reference and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus, including the risk factors discussed under “Risk Factors” beginning on page 2 of this prospectus, the information incorporated herein by reference, including our financial statements, and the exhibits to the registration statement of which this prospectus is a part. All references in this prospectus to “we,” “us,” “our,” “DZS,” the “Company” and similar designations refer to DZS Inc. and its consolidated subsidiaries, unless otherwise indicated or as the context otherwise requires.

Business Overview

We are a global provider of packet-based mobile transport, broadband access, network orchestration and cloud-native automation solutions deployed by advanced Tier I, national and regional service providers and enterprise customers.  Our solutions are deployed worldwide. Our intelligent-edge solutions are focused on creating significant value for our customers by delivering innovative solutions that empower global communication advancement by shaping the internet connection experience.

We research, develop, test, sell, manufacture and support platforms in the areas of mobile transport and fixed broadband access. We have extensive regional development and support centers around the world to support our customer needs.

Website and Corporate Information

Our investor website address is http://investor.dzsi.com.  The information on, or accessible through, our website is not part of, and is not incorporated into, this prospectus and should not be considered part of this prospectus.

DZS Inc. (formerly known as DASAN Zhone Solutions, Inc.) was incorporated under the laws of the state of Delaware in June 1999.  Our principal executive offices are located at 5700 Tennyson Parkway, Suite 400, Plano, Texas 75024.

RISK FACTORS

Investment in our common stock involves risks. Prior to making a decision about investing in our common stock, you should consider carefully all of the information included and incorporated by reference or deemed to be incorporated by reference in this prospectus or the applicable prospectus supplement, including the risk factors incorporated by reference herein from our most recent Annual Report on Form 10-K, as updated by our subsequent Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other reports and documents we file with the Securities and Exchange Commission, or the SEC, after the date of this prospectus and that are incorporated by reference herein or in the applicable prospectus supplement. Each of these risk factors could have a material adverse effect on our business, results of operations, financial position or cash flows, which may result in the loss of all or part of your investment.

SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION

This prospectus, any prospectus supplement and the documents incorporated herein and therein by reference contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on our management’s current beliefs, expectations and assumptions about future events, conditions and results and on information currently available to us. Discussions containing these forward-looking statements may be found, among other places, in the Sections entitled “Business Overview,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” incorporated by reference from our most recent Annual Report on Form 10-K and in our subsequent Quarterly Reports on Form 10-Q, as well as any amendments thereto, filed with the SEC. This prospectus, any prospectus supplement and the documents incorporated by reference herein and therein also contain estimates and other statistical data made by independent parties and by us relating to market size and growth and other data about our industry. This information involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates and other statistical data. In addition, projections, assumptions and estimates of our future performance and the future performance of the markets and economies in which we operate are necessarily subject to a high degree of uncertainty and risk.

All statements, other than statements of historical fact, included or incorporated herein by reference regarding our strategy, future operations, financial position, future revenues, earnings, projected costs, plans, prospects and objectives are forward-looking statements.  We use words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “goal,” “intend,” “may,” “plan,” “project,” “seek,” “should,” “target,” “will,” “would,” variations of such words, the negative of such words, and similar expressions to identify forward-looking statements. In addition, statements that refer to projections of earnings, revenue, costs or other financial items in future periods; our ability to satisfy our short- and long-term cash requirements; anticipated growth and trends in our business, industry or key markets; future growth and revenues from our products; our plans and our ability to refinance or repay our existing indebtedness prior to the applicable maturity dates; our ability to access other capital to fund our future operations; future economic conditions and performance; the impact of the global outbreak of COVID-19; the impact of interest rate and foreign currency fluctuations; anticipated performance of products or services; competition; plans, objectives and strategies for future operations, including our pursuit or strategic acquisitions and our continued investment in research and development; other characterizations of future events or circumstances; and all other statements that are not statements of historical fact, are forward-looking statements within the meaning of the Securities Act and the Exchange Act. Although we believe that the assumptions underlying the forward-looking statements are reasonable, we can give no assurance that our expectations will be attained. Factors which could have a material adverse effect on our operations and future prospects or which could cause actual results to differ materially from our expectations include, but are not limited to:

•

the impact of the global COVID-19 pandemic on the Company’s business and operations, including as a result of travel bans related thereto, the health and wellbeing of our employees in affected areas and disruption of our supply chain;

•	our ability to generate sufficient revenue to achieve or sustain profitability;
•	our ability to raise additional capital to fund existing and future operations or to refinance or repay our future indebtedness;
•	our ability to hire and retain key management and other personnel;
•	our ability to realize the anticipated cost savings, synergies and other benefits of the Company’s acquisitions and any integration risks relating to the Company’s acquisitions;
•	defects or other performance problems in our products;
•	any economic slowdown in the telecommunications industry that restricts or delays the purchase of our products by our customers, or delays in payments of accounts receivable by our customers;
•	commercial acceptance of our products;
•	intense competition in the communications equipment market from large equipment companies as well as private companies with products that address the same network needs as our products;
•	higher than anticipated expenses that we may incur;
•	any failure to comply with the periodic report filing and other requirements of The Nasdaq Stock Market for continued listing;
•	our ability to meet future customer demands, by utilizing outsourced manufacturers and based on the availability of raw material component parts; and
•	additional factors discussed in our Annual Report on Form 10-K for the year ended December 31, 2021 and from time to time in our other reports filed with the SEC.

Except as required by law, we assume no obligation to update these forward-looking statements publicly, or to revise any forward-looking statements to reflect events or developments occurring after the date of this prospectus supplement, even if new information becomes available in the future.

USE OF PROCEEDS

Except as described in any applicable prospectus supplement and in any free writing prospectuses in connection with a specific offering, we currently intend to use the net proceeds from the sale of the securities offered hereby for general corporate purposes, including research and development, license or technology acquisitions, the development of our products, sales and marketing initiatives, expansion of our U.S. and global commercial organizations, and general administrative expenses, working capital and capital expenditures. The timing and amount of our actual expenditures will be based on many factors, including cash flows from operations and the anticipated growth of our business. As a result, unless otherwise indicated in any prospectus supplement, our management will have broad discretion to allocate the net proceeds of the offerings. Pending these ultimate uses, we intend to invest the net proceeds in investment-grade, interest-bearing securities.

All of the shares of common stock offered by the selling stockholder pursuant to this prospectus will be sold by the selling stockholder for its own accounts. We will not receive any of the proceeds from any sale of common stock by the selling stockholder.

SELLING STOCKHOLDER

The following table sets forth information regarding beneficial ownership of our common stock as of February 3, 2022, as adjusted to reflect the securities that may be sold from time to time pursuant to this prospectus, by DASAN Networks, Inc. (“DNI” or the “selling stockholder”). The shares of common stock offered hereunder include 10,093,015 shares of common stock held by DNI.

DNI acquired 9,493,015 shares of our common stock on September 9, 2016, as part of the merger transaction (the “Merger”) in which we acquired DASAN Network Solutions, Inc., a California corporation (“DNS”). At the effective date of the Merger, all issued and outstanding shares of capital stock of DNS held by DNI (which was its sole shareholder) were canceled and converted into the right to receive shares of our common stock equal to 57.3% of our issued and outstanding common stock immediately following the Merger. DNI acquired 600,000 shares of our common stock on January 29, 2021 as part of our underwritten public offering of common stock.

In connection with the Merger, we entered into a Registration Rights Agreement with DNI, which among other things provides that DNI has the right to require us to register under a shelf registration statement, all of the shares of our common stock DNI obtained as a result of the merger. DNI has requested that all of their shares be registered.

We have determined beneficial ownership in accordance with the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Unless otherwise indicated below, to our knowledge, the entity named in the table has sole voting and sole investment power with respect to all shares that it beneficially owns.

	Shares Beneficially Owned Prior to the Offering(1)		Shares Being Offered	Shares Beneficially Owned After the Offering(3)
	Shares	Percentage		Shares	Percentage
Selling Stockholder:
DASAN Networks, Inc.(2)	10,093,015	36.7%	10,093,015	--	--%

(1)	The percentage of beneficial ownership is calculated based on 27,515,438 shares of our common stock outstanding as of February 3, 2022.
(2)	The business address of DASAN Networks, Inc. is DASAN Tower, 49, Daewangpangyo-ro 644 Beon-gil Bundang-gu, Sungnam-si, Gyeonggi-do, 13493, Korea.
(3)

Assumes the sale of all shares of common stock registered pursuant to this prospectus, although, to our knowledge, the selling stockholder is not under any obligation to sell any shares of common stock at this time.

PLAN OF DISTRIBUTION

We or the selling stockholder may sell the common stock from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We may sell the securities to or through underwriters or dealers, through agents, or directly to one or more purchasers. We may distribute securities from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;
•	at market prices prevailing at the time of sale;
•	at prices related to such prevailing market prices; or
•	at negotiated prices.

We or the selling stockholder may engage in at-the-market offerings into an existing trading market in accordance with Rule 415(a)(4). Any at-the-market offering will be through an underwriter or underwriters acting as principal or agent for us. Such offering may be made into an existing trading market for such securities in transactions at other than a fixed price on or through the Nasdaq Capital Market or any other securities exchange or quotation or trading service on which such securities may be listed, quoted or traded at the time of sale.

Any prospectus supplement or any related free writing prospectus that we may authorize to be provided to you will describe the terms of the offering of the securities, including, to the extent applicable:

•	the name or names of any underwriters or distributing agents, if any;
•	the purchase price of the securities and the proceeds we will receive from the sale;
•	any over-allotment options under which underwriters may purchase additional securities from us;
•	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;
•	any public offering price;
•	any discounts or concessions allowed or reallowed or paid to dealers; and
•	any securities exchange or market on which the securities may be listed.

Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement.

If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

We may sell common stock directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of common stock, and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase common stock from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

We may provide agents and underwriters with indemnification against civil liabilities related to this offering, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the common stock in the open market after the distribution is completed to cover short positions.

Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the common stock originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the common stock to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

We may effect sales of securities in connection with forward sale, option or other types of agreements with third parties. Any distribution of securities pursuant to any forward sale agreement may be effected from time to time in one or more transactions that may take place through a stock exchange, including block trades or ordinary broker’s transactions, or through broker-dealers acting either as principal or agent, or through privately-negotiated transactions, or through an underwritten public offering, or through a combination of any such methods of sale, at market prices prevailing at the time of sale, at prices relating to such prevailing market prices or at negotiated or fixed prices.

We may loan or pledge securities to third parties that in turn may sell the securities using this prospectus and the related prospectus supplement or, if we default in the case of a pledge, may offer and sell the securities from time to time using this prospectus and the related prospectus supplement. Such third parties may transfer their short positions to investors in the securities or in connection with a concurrent offering of other securities offered by this prospectus and the related prospectus supplement or otherwise.

We may sell shares of our common stock under a direct stock purchase and dividend reinvestment plan to be established after the date of this prospectus. The terms of any such plan will be set forth in the applicable prospectus supplement.

Any underwriters who are qualified market makers on the Nasdaq Capital Market may engage in passive market making transactions in the common stock on the Nasdaq Capital Market in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the common stock. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the common stock at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

DESCRIPTION OF COMMON STOCK

The following summary of the material terms of our common stock summarizes the material terms, is not complete, and is subject to, and qualified in its entirety by reference to, the terms and provisions of our restated certificate of incorporation, as amended (the “Charter”), and our amended and restated bylaws (the “Bylaws”). For the complete terms of our common stock, please refer to our Charter and Bylaws, each as may be amended from time to time.

General

We have authorized 61,000,000 shares of capital stock, of which 36,000,000 are shares of common stock, par value $0.001 per share, and 25,000,000 are shares of preferred stock, par value $0.001 per share. As of February 3, 2022, there were 27,515,438 shares of common stock issued and outstanding and no shares of preferred stock issued and outstanding. The rights, preferences and privileges of holders of common stock are subject to the rights of the holders of any series of preferred stock that we may designate and issue in the future. Our common stock is listed on NASDAQ under the symbol “DZSI”.

Board of Directors

The Board of Directors is divided into three classes of directors that are as nearly equal as possible, with no class having less than one director. Directors are elected for three-year terms with a different classes’ term expiring at each annual meeting. Directors continue to hold office until their respective successors are elected and qualified.

Dividends

We have never paid or declared any cash dividends on our common stock and do not anticipate paying cash dividends in the foreseeable future. Any future determination to pay cash dividends will be at the discretion of the Board of Directors, subject to any applicable restrictions under our debt and credit agreements, and will be dependent upon our financial condition, results of operations, capital requirements, general business condition and such other factors as the Board of Directors may deem relevant.

In the event the Board of Directors does issue a dividend, subject to the rights of the holders of any preferred stock, holders of our common stock are entitled to receive equally, on a per share basis, such dividends and other distributions in cash, securities or other property of the Company as may be declared by the Board of Directors.

Voting Rights

Except as otherwise required by law or by our Charter, each holder of common stock is entitled to cast one vote for each share of common stock standing in such holder’s name on the stock transfer records of the Company.  A quorum of stockholders is necessary to hold a valid meeting of stockholders. The presence, in person or by proxy, of the holders of a majority of the issued and outstanding common stock entitled to vote at such meeting, is necessary to constitute a quorum at such meeting. Directors are elected by a plurality of votes.

For all other matters presented to stockholders, unless otherwise required by applicable law, the Bylaws or the Charter, a majority of the voting power of the issued and outstanding stock of the Company entitled to vote thereon, present and voting, in person or represented by proxy, shall decide the matter. Certain amendments to the Charter require 66-2/3% approval of the voting power of the Company that would be entitled to vote in the election of directors (i.e., Articles V (Board of Directors), VI (Limitation of Liability), VII (Indemnification), VIII (Stockholder Action) and IX (Amendment)).  The Bylaws may be amended by a majority vote of the Board of Directors or by 66-2/3% of the voting power of all shares of the Company entitled to vote generally in the election of directors, voting as a single class.

No Preemptive or Similar Rights

Our common stock is not entitled to preemptive rights and is not subject to conversion, redemption or sinking fund provisions. The rights, preferences and privileges of the holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of any series of our preferred stock that we may designate and issue in the future.

Liquidation and Distribution

Upon the liquidation, dissolution or winding up of the Company, the holders of common stock are entitled to ratably receive our net assets remaining for distribution after the payment of all debts and other liabilities and subject to the prior rights of any outstanding preferred stock.

The terms of the offering price and the net proceeds to us will be contained in the applicable prospectus supplement, and other offering material, relating to such offer.

Preferred Stock

The Board of Directors is authorized to, subject to any limitations imposed by applicable law, provide for issuances of preferred stock.  The Board of Directors is further authorized to fix the voting powers, designations, powers, preferences and other rights of each series of preferred stock.  The number of authorized shares of preferred stock may only be increased or decreased by the affirmative vote of the holders of a majority in voting power of the Company entitled to vote, without the separate vote of the holders of preferred stock as a class.

Transfer Agent and Registrar

Our transfer agent and registrar for our capital stock is Computershare Trust Company, N.A. The transfer agent’s address is P.O. Box 505000, Louisville, KY 40233, and its telephone number is (800) 942-5909.

Anti-takeover Provisions of the Charter and the Bylaws

General

The Charter and the Bylaws contain certain provisions that could have an effect of delaying, deferring or preventing a change in control of the Company in the event of a merger, reorganization, sale or transfer of substantially all of the Company’s assets, or some other extraordinary corporate transaction involving the Company. Set forth below is a description of such provisions. The description is intended as a summary only and is qualified in its entirety by reference to the Delaware General Corporation Law (the “DGCL”), the Charter and the Bylaws.

Classified Board

The Charter provides that the Board of Directors shall be divided into three classes, with the classes to be as nearly equal in number as possible. The term of office of each class expires at the third annual meeting of stockholders for the election of directors following the election of such class. Directors may be removed only for cause and only upon the affirmative vote of holders of at least 66 2/3% of the voting power of all shares of common stock entitled to vote generally in the election of directors, voting together as a single class. Accordingly, the classification of directors could have the effect of making it more difficult for stockholders to change the composition of the Board of Directors. The classification provisions could also have the effect of discouraging a third party from initiating a proxy contest, making a tender offer or otherwise attempting to obtain control of the Company, even though such an attempt might be beneficial to the Company and its stockholders.

Advance Notice Requirements for Stockholder Proposals and Director Nominations

The Bylaws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of stockholders, including proposed nominations of persons for election to the Board of Directors.

Stockholders at an annual meeting may only consider proposals or nominations specified in the notice of meeting or brought before the meeting, by or at the direction of the Board of Directors or by a stockholder of record on the date of a stockholder’s notice and on the record date for the determination of stockholders entitled to vote on the annual meeting, who is entitled to vote at the meeting and who has delivered timely written notice in proper form to the Secretary of the Company.

Choice of Forum

The Charter provides that the Court of Chancery of the State of Delaware is the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer, employee or agent of the Company to the Company or the Company’s stockholders, (iii) any action asserting a claim against the Company arising pursuant to any provision of the DGCL, the Charter or the Bylaws, or (iv) any action asserting a claim against the Company governed by the internal affairs doctrine, in each such case subject to the Court of Chancery having personal jurisdiction over the indispensable parties named as defendants therein.

Delaware Anti-takeover Law

The Company is subject to Section 203 of the DGCL (“Section 203”), an anti-takeover law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a business combination with an interested stockholder for a period of three years following the date such person became an interested stockholder, unless the business combination or the transaction in which such person became an interested stockholder is approved in a prescribed manner. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. Generally, an “interested stockholder” is a person that, together with affiliates and associates, owns, or within three years prior to the determination of interested stockholder status did own, 15% or more of a corporation’s voting stock.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the shares of common stock that may be offered through this prospectus will be passed upon for us by Baker Botts L.L.P., Dallas, Texas. If legal matters in connection with the offering made by this prospectus are passed on by counsel for the underwriters, dealers or agents, if any, that counsel will be named in the applicable prospectus supplement.

EXPERTS

The audited financial statements and management’s assessment of the effectiveness of internal control over financial reporting incorporated by reference in this Prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed a registration statement on Form S-3 under the Securities Act with the SEC with respect to the shares of our common stock offered by this prospectus. The rules and regulations of the SEC allow us to omit from this prospectus certain information included in the registration statement.  For further information about us and our common stock, you should refer to the registration statement and the exhibits and schedules filed with the registration statement.  With respect to the statements contained in this prospectus regarding the contents of any agreement or any other document, in each instance, the statement is qualified in all respects by the complete text of the agreement or document, a copy of which has been filed as an exhibit to the registration statement.

We file reports, proxy statements and other information with the SEC.  The SEC maintains a website that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC.  The address of that website is http://www.sec.gov.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information about us by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus modifies or replaces that statement.

We incorporate by reference our documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement of which this prospectus forms a part and prior to the effectiveness of such registration statement, and after the date of this prospectus and prior to the termination of this offering.  We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed below or filed in the future, that are not deemed “filed” with the SEC, including our Compensation Committee report and performance graph or any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K.

This prospectus incorporates by reference the documents set forth below that have previously been filed with the SEC:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the SEC on March 11, 2021;

•	our Quarterly Reports on Form 10-Q, filed with the SEC on May 10, 2021, August 10, 2021 and November 3, 2021;

•	our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 13, 2021;

•	our Current Reports on Form 8-K filed with the SEC on January 4, 2021, January 27, 2021, April 13, 2021, May 28, 2021, June 4, 2021, June 10, 2021, August 2, 2021 and February 10, 2022; and

•

the description of our common stock contained in our Registration Statement on Form 8-A, filed with the SEC on May 11, 2001, including any amendment or report filed for the purpose of updating such description.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

You may request a free copy of any of the documents incorporated by reference in this prospectus by writing or telephoning us at the following address:

DZS Inc.

5700 Tennyson Parkway, Suite 400

Plano, Texas 75024

Attention: Ted Moreau

(469) 327-1531

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth all costs and expenses, other than underwriter discounts, payable in connection with the sale of the shares of common stock to be registered. No portion of these expenses will be borne by the selling stockholder. The selling stockholder, however, will pay any other expenses incurred in selling its common stock, including any brokerage commissions or costs of sale. All of the amounts shown are estimates, except for the SEC registration fee.

Item		Amount

SEC registration fee		$27,087.92
Accountants’ fees and expenses	$	*
Legal fees and expenses	$	*
Stock exchange listing fees	$	*
Printing expenses	$	*
Miscellaneous expenses	$	*
Total	$	*

*

These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time. The foregoing sets forth the general categories of expenses (other than underwriting discounts and commissions) that we anticipate to incur in connection with the offering of securities under this registration statement. An estimate of the aggregate expenses in connection with the issuance and distribution of the securities being offered will be included in the applicable prospectus supplement.

Item 15. Indemnification of Officers and Directors

Delaware General Corporation Law; Certificate of Incorporation

Section 145 of the DGCL provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent to the corporation. The DGCL provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for any breach of the director’s duty of loyalty to the corporation or its stockholders, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions, or for any transaction from which the director derived an improper personal benefit.

Our Charter includes provisions to (i) eliminate the personal liability of our directors for monetary damages resulting from breaches of their fiduciary duty and (ii) require the registrant to indemnify its directors and officers to the fullest extent permitted the DGCL. Pursuant to Section 145 of the DGCL, a corporation generally has the power to indemnify its present and former directors, officers, employees and agents against expenses incurred by them in connection with any suit to which they are, or are threatened to be made, a party by reason of their serving in such positions so long as they acted in good faith and in a manner they reasonably believed to be in or not opposed to, the best interests of the corporation and with respect to any criminal action, they had no reasonable cause to believe their conduct was unlawful. We believe that these provisions are necessary to attract and retain qualified persons as directors and officers. These provisions do not eliminate the directors’ duty of care, and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under DGCL. In addition, each director will continue to be subject to liability for breach of the director’s duty of loyalty to the registrant, for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for acts or omissions that the director believes to be contrary to the best interests of the registrant or its stockholders, for any transaction from which the director derived an improper personal benefit, for acts or omissions involving a reckless disregard for the director’s duty to the registrant or its stockholders when the director was aware or should have been aware of a risk of serious injury to the registrant or its stockholders, for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director’s duty to the registrant or its stockholders, for improper transactions between the director and the registrant and for improper distributions to stockholders and loans to directors and officers. The provision also does not affect a director’s responsibilities under any other law, such as the federal securities law or state or federal environmental laws.

The foregoing statements are subject to the detailed provisions of the DGCL and our Charter.

Indemnification Agreements

We have entered into indemnification agreements with certain of our executive officers and directors pursuant to which we agree to indemnify such persons against all expenses and liabilities incurred or paid by such person in connection with any proceeding arising from the fact that such person is or was an officer or director of our company, and to advance expenses as incurred by or on behalf of such person in connection therewith.

The indemnification rights set forth above are not exclusive of any other right which an indemnified person may have or hereafter acquire under any statute, provision of our Charter, our Bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

Insurance

We maintain standard policies of insurance that provide coverage (1) to our directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act and (2) to us with respect to indemnification payments that we may make to such directors and officers.

Item 16. Exhibits and Financial Statement Schedules.

(a)	Exhibits: The list of Exhibits is set forth on page II-5 of this Registration Statement and is incorporated herein by reference.

Item 17. Undertakings

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) promulgated under the Securities Act of 1933, if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii), and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i)

Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to the effective date.

(5)

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(6)

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

		Incorporated by Reference
Exhibit No.	Description	Form	Exhibit(s)	Filing Date

1.1*	Form of Underwriting Agreement

3.1	Restated Certificate of Incorporation of DASAN Zhone Solutions, Inc., as amended through February 28, 2017	10-K	3.1	September 27, 2017

3.2	Certificate of Amendment to the Restated Certificate of Incorporation of DZS Inc.	8-K	3.1	August 27, 2020

3.3	Amended and Restated Bylaws of DZS Inc.	10-K	3.2	March 11, 2021

4.1	Description of Capital Stock	10-K	4.1	March 11, 2021

5.1**	Opinion of Baker Botts LL.P.

23.1**	Consent of Grant Thornton LLP, Independent Registered Public Accounting Firm

23.2**	Consent of Baker Botts L.L.P. (included in Exhibit 5.1)

24.1**	Power of Attorney (included on signature page hereto)

107**	Filing Fee Table

*	To be filed by an amendment or an exhibit to a document to be incorporated or deemed incorporated by reference to this registration statement, including a Current Report on Form 8-K.

**Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized on February 10, 2022.

DZS INC.

By:	/s/ Charles Daniel Vogt
Charles Daniel Vogt
President, Chief Executive Officer and Director

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose individual signature appears below hereby authorizes and appoints Justin Ferguson with full power of substitution and resubstitution and full power to act without the other, as his true and lawful attorney-in-fact and agent to act in his name, place and stead and to execute in the name and on behalf of each person, individually and in each capacity stated below, and to file any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing, ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Charles Daniel Vogt	President, Chief Executive Officer (Principal Executive Officer) and Director	February 10, 2022
Charles Daniel Vogt
/s/ Misty Kawecki	Chief Financial Officer (Principal Financial and Principal Accounting Officer)	February 10, 2022
Misty Kawecki

/s/ Min Woo Nam	Chairman of the Board of Directors	February 10, 2022
Min Woo Nam

/s/ Matt Bross	Director	February 10, 2022
Matt Bross

/s/ Barbara Carbone	Director	February 10, 2022
Barbara Carbone

/s/ Joon Kyung Kim	Director	February 10, 2022
Joon Kyung Kim

/s/ David Schopp	Director	February 10, 2022
David Schopp

/s/ Choon Yul Yoo	Director	February 10, 2022
Choon Yul Yoo